Chanticleer Holdings Reports Operating Results for

First Quarter Ended March 31, 2017

CHARLOTTE, NC – May 15, 2017 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the first quarter ended March 31, 2017.

First Quarter Financial Highlights

●	Total revenue for the first quarter decreased 2.5% to $9.9 million from $10.1 million in the prior year, primarily due to unusually inclement weather in Oregon and Washington state which caused store closures and decreased traffic during January and February. The prior year also benefited approximately $0.1 million from BGR franchise deals that did not recur in the current quarter.
●	Cost of sales as a percentage of restaurant sales was 33.1%, consistent with the comparable quarter last year.
●	General and administrative expenses as a percentage of total revenue improved to 14.0% from 16.6% in the comparable quarter last year.
●	Operating loss from continuing operations was $1.0 million compared to $0.9 million in the comparable quarter last year.
●	Net loss attributable to Common Shareholders was $1.8 million, ($0.8) per share, compared to $1.4 million, $(0.7) per share in the comparable quarter last year.
●	Restaurant EBITDA was $0.9 million compared to $1.1 million for the comparable quarter of last year.
●	Adjusted EBITDA was a loss of $288 thousand compared to a loss of $230 thousand in the comparable quarter last year.
●	During the quarter, the Company opened one new Little Big Burger in Portland, and expects to open 8 to 12 new stores during 2017.

Subsequent to the close of the quarter, Chanticleer announced the completion of a $6 million financing with certain strategic investors, two of whom are partnering with the Company for the continued roll out of Little Big Burger restaurants via joint ventures and franchising. $5 million of proceeds was used to pay off, in full, the Florida Mezzanine note payable.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We are beginning to accelerate growth of company stores and are also receiving substantial interest in Little Big Burger franchising opportunities. Store revenues were impacted in January and February by inclement weather that hampered customer traffic in our Pacific Northwest locations. We saw improved store performance in March, which continued during April. The financing we announced last week strengthens our balance sheet providing a stronger foundation to drive growth in our high performing brands as we shift our focus from internal integration projects to organic growth and franchising initiatives.”

Mr. Pruitt continued, “Last month, we opened our 10th Little Big Burger in the Hillsboro neighborhood in Portland, Oregon with a record setting grand opening crowd and we will continue to open additional LBB stores throughout the year. Additionally, we announced a multi-unit franchise deal with a restauranteur, who is also a recent large investor in Chanticleer, to bring a minimum of eight LBB locations to Southern California by 2021. Our better burger brands, led by Little Big Burger, are our growth engine and we are executing on our strategy to drive expansion, build scale and drive efficiencies throughout our restaurant network. We remain on track to open 8-12 new company and franchise stores and continue to expect to achieve positive EBITDA for 2017. Additionally, we continue to focus our efforts toward our strategic goal of doubling our store count by 2020.”

Conference Call

The Company will hold a conference call on Monday, May 15, 2017 at 4:30 pm. Eastern Time.

To access the call, dial (877) 407-8133 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8040. To access the webcast, including the quarterly slide presentation, log onto the Chanticleer website at: http://www.chanticleerholdings.com/

A replay of the teleconference will be available until June 15, 2017 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 10393.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-K to be filed with the SEC on or about March 29, 2017 available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), owns, operates and franchises fast casual and full service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com

Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

		(Unaudited) March 31, 2017		December 31, 2016
ASSETS				
Current assets:				
Cash	$	277,820	$	268,575
Accounts and other receivables		349,003		524,481
Inventories		520,024		539,550
Prepaid expenses and other current assets		424,231		461,074
TOTAL CURRENT ASSETS		**1,571,078**		**1,793,680**
Property and equipment, net		11,498,775		11,513,693
Goodwill		12,438,151		12,405,770
Intangible assets, net		6,441,840		6,530,243
Investments		800,000		800,000
Deposits and other assets		465,526		442,737
TOTAL ASSETS	**$**	**33,215,370**	**$**	**33,486,123**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable and accrued expenses	$	5,265,366	$	5,553,068
Current maturities of long-term debt and notes payable,		784,628		6,171,649
Current maturities of capital leases payable		14,952		18,449
Due to related parties		194,350		194,350
Deferred rent		100,260		173,775
TOTAL CURRENT LIABILITIES		**6,359,556**		**12,111,291**
Long-term debt, less current portion		6,013,791		287,445
Convertible notes payable, net of debt discount of $0 and $46,936, respectively		3,374,022		3,678,064
Redeemable preferred stock: no par value, 62,876 and 19,050 shares issued and outstanding, net of discount of $173,666 and $0, respectively		589,314		257,175
Deferred rent		2,051,058		1,961,751
Deferred tax liabilities		1,485,554		1,485,554
TOTAL LIABILITIES		**19,873,294**		**19,781,280**
Commitments and contingencies (Note 15)				
Common stock subject to repurchase obligation; 562,900 shares issued and outstanding		349,000		349,000
Stockholders' equity:				
Preferred stock: no par value; authorized 5,000,000 shares; 62,896 and 19,050 issued issued and outstanding, respectively		-		-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 22,149,108 and 21,337,247 shares, respectively		2,215		2,140
Additional paid in capital		57,099,151		55,924,269
Accumulated other comprehensive loss		(1,108,828)		(1,155,658)
Accumulated deficit		(43,957,536)		(42,206,325)
Total Chanticleer Holdings, Inc, Stockholder's Equity		**12,035,002**		**12,564,426**
Non-Controlling Interests		958,074		791,417
TOTAL STOCKHOLDERS' EQUITY		**12,993,076**		**13,355,843**
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$**	**33,215,370**	**$**	**33,486,123**

Chanticleer Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Revenue:		
Restaurant sales, net	$ 9,653,154	$ 9,804,690
Gaming income, net	106,067	99,534
Management fee income	24,990	25,000
Franchise income	75,786	182,552
Total revenue	**9,859,997**	**10,111,776**
Expenses:		
Restaurant cost of sales	3,191,390	3,249,970
Restaurant operating expenses	5,674,560	5,515,013
Restaurant pre-opening and closing expenses	14,435	7,555
General and administrative expenses	1,375,620	1,674,880
Depreciation and amortization	593,380	570,441
Total expenses	**10,849,385**	**11,017,859**
Operating loss from continuing operations	**(989,388)**	**(906,083)**
Other (expense) income		
Interest expense	(404,136)	(600,926)
Change in fair value of derivative liabilities	-	615,662
Loss on extinguishment of debt	(362,822)	-
Other income	12,234	7,736
Total other (expense) income	(754,724)	22,472
Loss from continuing operations before income taxes	**(1,744,112)**	**(883,611)**
Income tax expense	(3,797)	(33,987)
Loss from continuing operations	**(1,747,909)**	**(917,598)**
Discontinued operations		
Loss from discontinued operations, net of tax	-	(679,381)
Consolidated net loss	**(1,747,909)**	**(1,596,979)**
Less: Net loss attributable to non-controlling interest of continuing operations	20,843	171,616
Net loss attributable to Chanticleer Holdings, Inc.	**(1,727,066)**	**(1,425,363)**
Net loss attributable to Chanticleer Holdings, Inc.:		
Dividends on redeemable preferred stock	(24,147)	-
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	**$ (1,751,213)**	**$ (1,425,363)**
Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted	**$ (0.08)**	**$ (0.07)**
Weighted average shares outstanding, basic and diluted	22,106,236	21,337,247